Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in Exhibit 99.1 attached to Form 8-K, the report dated October 15, 2012 relative to the financial statements of Big Time Acquisition, Inc. as of August 31, 2012 and for the year then ended and for the period since inception.

/s/ Peter Messineo

Peter Messineo, CPA

Palm Harbor Florida

October 15, 2012